Exhibit 99.1

news release

Media Contact

Jim Trainor

Vice President

Corporate Communications

630.468.4828 (work)

630.334.7865 (cell)

Investor Contacts

John Springer

Vice President

Investor Relations

630.468.4797

Doug Gathany

VP/Treasurer

630.468.4715

FOR IMMEDIATE RELEASE

SIRVA Reports Third Quarter Results

CHICAGO, November 9, 2004 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today reported that operating revenue from continuing operations for the third quarter of 2004 was $710.7 million, an increase of 12 percent from $632.7 million in operating revenue for the third quarter of 2003.  The company’s revenue less Purchased Transportation Expense (PTE), or net revenue from continuing operations, was up 18 percent from the same period last year to $297 million.  Excluding acquisitions, net revenue grew 13 percent.

Operating income from continuing operations in the third quarter was $44.5 million compared to $55.4 million for the comparable 2003 period.   Income from continuing operations for the quarter was $25.9 million, versus $27.2 million last year.  Earnings per share from continuing operations in the quarter were $0.34 versus $0.45 in the comparable period last year.

Third quarter results were primarily impacted by a $15.2 million charge to increase insurance loss reserves in addition to difficult operating conditions in Europe.  The company noted that its core North American relocation business, its largest segment, continued to perform very well in the third quarter, both in terms of industry share and operating income.

– more –

Operating losses and charges in the third quarter from discontinued operations, comprised of the company’s three logistics businesses that were classified as held-for-sale at September 30, 2004, were $26.4 million.  This includes $24.8 million of asset impairments, facility lease impairments and severance charges ($15.5 million after tax) associated with the planned disposal of these businesses.

“We are moving aggressively to address the two issues that impacted our third quarter performance – insurance and European operations,” said Brian Kelley, president and chief executive officer of SIRVA.  “Our North American Relocation Solutions segment continues to perform well, with strong results from both relocation and moving services, reflecting the traction we continue to gain in the industry.”  During the third quarter, he added, the company won a number of significant new corporate relocation clients, including Textron, QUALCOMM and 3M, building a strong base for initiations growth in 2005.

Because of the strong growth of its core relocation solutions business and the steps taken to address issues in insurance and Europe, the company said that it felt comfortable in reaffirming its fundamental long-term EPS growth profile of 20 percent-plus per annum.   After recalibrating its 2005 EPS guidance, the company also expects its earnings to be approximately $1.25 to $1.30 per share, driven by an expected 40 percent-plus increase in operating income from Relocation Solutions – North America.  Due to the higher reserves for insurance claims and continued poor market conditions in Europe, the company is revising its 2004 earnings guidance to $0.85 - $0.87 per share from continuing operations.

Relocation Solutions – North America

SIRVA’s largest business segment, Relocation Solutions – North America, which includes Relocation Services and Moving Services, grew net revenue by 21 percent and operating income by 40 percent in the third quarter.  Relocation Services continued its momentum, as fixed fee initiations grew 32 percent in the quarter, driving net revenue growth of 35 percent.  Relocation Services provides corporate clients with a range of services to support employees required to relocate, including home sales and purchases, mortgage origination, facilitating integration into the new locale, administering the relocation program, and managing the move of household goods.

Moving Services had net revenue growth of 12 percent, reflecting strong peak season demand.  Overall shipment volumes increased 2 percent, while corporate shipments increased by 10 percent.  In addition, overall revenue per shipment was up 8 percent on a 12 percent increase in consumer revenue per shipment.

Relocation Solutions – Europe and Asia Pacific

The Relocation Solutions – Europe and Asia Pacific segment had third quarter net revenue growth of 10 percent.  Excluding the positive effects of currency translation and acquisitions, net revenue declined 5 percent for the quarter primarily due to deteriorating market fundamentals in Europe, which accelerated in the third quarter. The company has implemented a number of aggressive actions to improve margins in its European operations, including management realignment, reducing costs and paring down network capacity.   The impact of these actions will begin to take effect by the first quarter of 2005.

Network Services

Network Services, which provides a wide range of insurance, driver and fleet services to moving agents, independent owner operators and small truck fleets, posted revenue growth of 26 percent year over year, or 14 percent organically.

During the quarter, the company increased its insurance loss reserves by approximately $15.2 million to reflect adverse loss development in certain lines of business.  The company expects that insurance will remain a stable, profitable, but smaller business because of its actions to discontinue or cap new policies in certain business lines while raising premiums and increasing the use of reinsurance.

Logistics Divestitures

The company continued to move forward with its strategy to simplify its business model by divesting non-core logistics businesses that are now reported as Discontinued Operations.  The company completed the sale of its High Value Products Division, a component of its Specialized Transportation North America unit on October 30, 2004 and expects to complete the sale of its European counterpart by the first quarter of 2005.   In addition, the company expects to dispose of its Transportation Solutions business in the first half of next year.

Summary

Mr. Kelley said, “SIRVA’s core relocation business in North America will continue to be the growth engine of the company’s revenue, earnings and cash flow.  We are taking the right steps in our insurance business and in our European operations.  And we remain confident that our core business and strategy are very much on track to meet our stated long-term growth target of 20 percent-plus EPS growth.”

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding SIRVA’s results as determined by generally accepted accounting principles (GAAP), the company also discloses certain non-GAAP financial measures within the meaning of Regulation G under the federal securities laws, including operating revenue less purchased transportation expense (PTE), or net revenue, return on invested capital and free cash flow.  Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of the company’s financial results.  Pursuant to the requirements of Regulation G, the company has attached reconciliations of these measures to the most directly comparable GAAP financial measures.  In addition, the Form 8-K furnished to the Securities and Exchange Commission today provides detailed information on additional non-GAAP financial measures and, as appropriate, a reconciliation of the measure to the most directly comparable GAAP measure.

Webcast

SIRVA will hold a conference call to discuss its results for the third quarter ended September 30, 2004, at 5 p.m. Eastern Time (ET) on Tuesday, November 9.  SIRVA’s call will be Webcast by CCBN and can be accessed through the investor relations portion of SIRVA’s Web site at www.sirva.com.  It also will be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at www.streetevents.com.  A replay of the call will be available through the investor relations portion of SIRVA’S Web site starting at 8 p.m. ET on November 9.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance.  SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 8,000 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Major Business Lines

Relocation Solutions – North America

This segment is SIRVA’s largest business unit and sells to customers in North America under the Allied, Global, northAmerican and SIRVA Relocation brands.  The services it provides include home purchase and home sale services, household goods moving, mortgage services, appraisal and title services, expense management, expatriate services and high-value products moving.

Relocation Solutions – Europe & Asia Pacific

This segment provides the same services as Relocation Solutions – North America to customers in Europe and Asia under the ADAM, Allied Pickfords, Arthur Pierre, Kungsholms, Huet, Majortrans, and Pickfords brands.

Network Services

This segment offers a wide range of services – including insurance, fleet maintenance programs, equipment and fuel purchasing and legal/tax services – to moving and storage agents, independent owner-operators and small truck fleets under the NAIT, TransGuard and Vanguard brands.

Forward-Looking Statements

This release includes statements that constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “will,” “estimates,” “projects,” “intends,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting SIRVA, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation the factors described under the caption “Business-Investment Considerations” and other risks described in SIRVA, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004. SIRVA, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this release. Readers should consider the information referred to above when reviewing forward-looking statements contained in this release.

# # #

SIRVA, Inc.

Condensed Consolidated Balance Sheets

At September 30, 2004 and December 31, 2003

(Dollars in millions)

(Unaudited)

	September 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$97.5	$63.1
Short-term investments	12.1	7.8
Accounts and notes receivable, net	458.6	338.8
Relocation properties related receivables	69.1	39.1
Mortgages held for resale	83.8	58.1
Relocation properties held for resale, net	92.7	89.1
Deferred income taxes	37.4	37.1
Assets held for sale	46.0	—
Other current assets	31.2	33.2
Total current assets	928.4	666.3

Investments	103.6	90.3
Property and equipment, net	149.0	181.0
Goodwill	346.4	355.1
Intangible assets, net	226.7	228.4
Other long-term assets	31.2	33.4
Total long-term assets	856.9	888.2
Total assets	$1,785.3	$1,554.5

Current liabilities:
Current portion of long-term debt	$3.6	$0.6
Current portion of capital lease obligations	4.2	4.5
Mortgage warehouse facilities	81.6	55.5
Relocation financing facilities	32.2	40.1
Other short-term debt	0.3	0.8
Accounts payable	89.2	75.4
Relocation properties related payables	123.4	99.5
Accrued transportation expense	97.5	69.7
Insurance and claims reserves	91.1	80.3
Accrued income taxes	9.9	6.7
Liabilities associated with assets held for sale	22.4	—
Other current liabilities	195.0	181.3
Total current liabilities	750.4	614.4

Long-term debt	444.2	427.5
Capital lease obligations	15.8	18.1
Deferred income taxes	43.2	35.8
Non-current liabilities associated with assets held for sale	1.3	—
Other long-term liabilities	61.5	63.4
Total long-term liabilities	566.0	544.8
Total liabilities	1,316.4	1,159.2

Stockholders’ equity:
Common stock	0.8	0.7
Additional paid-in-capital	485.2	446.5
Common stock purchase warrant	—	0.6
Unearned compensation	(2.0)	(3.2)
Accumulated other comprehensive loss	(17.4)	(18.5)
Retained earnings (accumulated deficit)	12.4	(20.7)
Total paid-in-capital and retained earnings (accumulated deficit)	479.0	405.4
Less cost of treasury stock	(10.1)	(10.1)
Total stockholders’ equity	468.9	395.3
Total liabilities and stockholders’ equity	$1,785.3	$1,554.5

Certain reclassifications have been made to the balance sheet at December 31, 2003 to conform with the September 30, 2004 presentation.

SIRVA, Inc.

Consolidated Income Statements

For the three and nine months ended September 30, 2004 and 2003

(Dollars in millions except per share data)

(Unaudited)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003

Operating revenues	$710.7	$632.7	$1,710.4	$1,491.2

Operating expenses:
Purchased transportation expense	413.9	380.4	928.8	862.0
Other direct expense	170.5	129.4	445.6	337.4
Total direct expenses	584.4	509.8	1,374.4	1,199.4

Gross margin	126.3	122.9	336.0	291.8

General and administrative expense	79.8	66.1	233.9	193.3
Intangibles amortization	2.0	1.4	5.8	4.2
Income from continuing operations	44.5	55.4	96.3	94.3

Other income (expense)	—	0.3	0.5	0.3
Debt extinguishment expense	—	—	0.6	—
Interest expense	6.1	14.3	18.6	41.4
Income from continuing operations before income taxes	38.4	41.4	77.6	53.2

Provision for income taxes	12.5	14.2	25.6	18.4
Net income from continuing operations	25.9	27.2	52.0	34.8

Net loss from discontinued operations	(16.8)	(1.0)	(18.9)	(3.9)
Net income	$9.1	$26.2	$33.1	$30.9

Basic earnings per share:
Net income from continuing operations	$0.35	$0.48	$0.72	$0.58
Net loss from discontinued operations	(0.23)	(0.02)	(0.26)	(0.07)
Net income	$0.12	$0.46	$0.46	$0.51

Diluted earnings per share:
Net income from continuing operations	$0.34	$0.45	$0.69	$0.55
Net loss from discontinued operations	(0.22)	(0.02)	(0.25)	(0.07)
Net income	$0.12	$0.43	$0.44	$0.48

Average number of shares outstanding - basic	73,454,225	56,913,789	71,624,537	56,670,609
Average number of shares outstanding - diluted	76,801,493	60,888,790	75,901,393	59,200,116

SIRVA, Inc.

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2004 and 2003

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Cash flows from operating activities:
Net income	$33.1	$30.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37.9	35.1
Deferred income taxes	6.9	13.8
Other adjustments	(3.8)	4.3
Change in operating assets and liabilities, net of effect of acquisition:
Accounts and notes receivable	(141.3)	(91.5)
Mortgages held for resale	(25.8)	(23.5)
Relocation properties held for resale, net	(9.1)	(25.9)
Accounts payable	16.1	12.8
Other current assets and liabilities	79.9	54.9
Other long-term assets and liabilities	17.0	6.5
Net cash provided by operating activities	10.9	17.4

Cash flows from investing activities:
Additions of property and equipment	(22.4)	(17.4)
Purchases of investments, net of proceeds	(17.2)	(21.5)
Acquisitions, net of cash acquired	(12.5)	(29.4)
Other investing activities	11.0	2.5
Net cash used for investing activities	(41.1)	(65.8)

Cash flows from financing activities:
Change in short-term debt	(0.5)	(1.0)
Change in mortgage warehouse facilities	26.1	21.4
Change in relocation financing facilities	(8.6)	21.3
Borrowings on long-term debt	516.6	392.8
Repayments on long-term debt and capital lease obligations	(499.7)	(370.5)
Proceeds from exercise of warrants	35.0	—
Proceeds from issuance of common stock	—	3.2
Other financing activities	(2.2)	(4.8)
Net cash provided by financing activities	66.7	62.4

Effect of translation adjustments on cash	0.1	1.2
Cash included in assets held for sale	(2.2)	—

Net increase in cash and cash equivalents	34.4	15.2
Cash and cash equivalents at beginning of period	63.1	45.5
Cash and cash equivalents at end of period	$97.5	$60.7

Segment Analysis

Reconciliation of Operating Revenues to Net Revenue

For the three months ended September 30, 2004 and 2003

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30, 2004
	Global Relocation Solutions
	North America	Europe and Asia Pacific	Network Services	Total SIRVA

Operating revenues	$513.5	$142.8	$54.4	$710.7
Purchased transportation expense	372.7	41.2	—	413.9
Net revenue (1)	$140.8	$101.6	$54.4	$296.8

Business unit details:	Moving Services	Relocation Services	Specialized Transportation	Relocation Solutions North America
Operating revenues	$432.1	$62.0	$19.4	$513.5
Purchased transportation expense	358.5	—	14.2	372.7
Net revenue (1)	$73.6	$62.0	$5.2	$140.8

	Three Months Ended September 30, 2003
	Global Relocation Solutions
	North America	Europe and Asia Pacific	Network Services	Total SIRVA

Operating revenues	$461.7	$127.7	$43.3	$632.7
Purchased transportation expense	345.1	35.3	—	380.4
Net revenue (1)	$116.6	$92.4	$43.3	$252.3

Business unit details:	Moving Services	Relocation Services	Specialized Transportation	Relocation Solutions North America
Operating revenues	$395.7	$45.9	$20.1	$461.7
Purchased transportation expense	330.1	—	15.0	345.1
Net revenue (1)	$65.6	$45.9	$5.1	$116.6

(1)          Our operating revenues represent amounts billed to customers for all aspects of the services that we provide.  Where we fulfill the transportation service element using our independent agent network or other third party service providers, we incur purchased transportation expense, or PTE, which is included in the amount billed to our customers.  The level of PTE generally increases or decreases in proportion to the operating revenues generated from our transportation services.  PTE is one of the items subtracted from our operating revenues in deriving our income (loss) from operations.  The metric net revenue is derived by taking operating revenues less PTE.

Sirva, Inc.

Outlook Summary

$ millions

	4th Qtr 2004	2004	2005

Net Revenue Growth

Relocation Solutions North America	+24%	23%	+25 /1

Relocation Solutions Europe & Asia Pacific	Mid single digit increase	High teens increase	Mid single digit decline

Network Services	+25%	+30%	Flat

TOTAL	18%	22-23%	+10%

Operating Income

Relocation Solutions North America	17.5 - 18.0	84.5 - 85.0	120 - 124 /1

Relocation Solutions Europe & Asia Pacific	(2.0) - (1.0)	16 - 17	20 - 22

Network Services	9.0 - 9.5	25.0 - 25.5	35

Corporate	(0.6)	(5.0)	(3)

TOTAL	24 - 26	121 - 123	172 - 178

Interest	6.2	24.7	28.0

EPS	$0.15 - $0.17	$0.85 - $0.87	$1.25 - $1.30

/1 Includes $28 million in net revenue and $10 million in Operating Income from Executive Relocation

SIRVA, Inc.

Consolidated Quarterly Income Statement - GAAP

$in millions except per share data

unaudited

	2002				2003				2004
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Operating revenues	$328.0	$437.7	$579.3	$436.5	$378.4	$480.1	$632.7	$457.6	$430.0	$569.7	$710.7

Operating expenses:
Purchased transportation expense	207.1	271.5	366.9	261.4	209.2	272.3	380.4	244.8	214.4	300.5	413.9
Other direct expense	63.1	86.3	102.4	88.9	93.4	114.6	129.4	115.5	123.6	151.6	170.4
Total direct expense	270.2	357.8	469.3	350.3	302.6	386.9	509.9	360.4	338.0	452.1	584.4

Gross Margin	57.8	79.8	110.1	86.2	75.8	93.2	122.9	97.2	92.0	117.6	126.3

General and administrative expense	54.5	58.6	62.3	59.9	60.6	67.1	66.2	66.3	72.1	82.4	80.0
Intangibles amortization	(0.0)	1.0	1.3	1.5	1.5	1.3	1.4	2.0	1.9	1.9	2.0
Income from continuing operations	3.3	20.2	46.4	24.8	13.7	24.8	55.2	29.0	18.0	33.3	44.3

Other income (expense)	(0.5)	0.5	0.0	0.1	(0.2)	(0.1)	(0.6)	(0.5)	(0.1)	(0.9)	(0.2)
Debt extinguishment expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	37.6	0.0	0.6	0.0
Interest expense	13.1	12.9	14.5	14.6	13.5	13.5	14.3	13.0	6.3	6.3	6.1
Income (loss) from continuing operations before income taxes	(9.3)	6.7	31.9	10.0	0.4	11.4	41.4	(21.1)	11.9	27.3	38.4

Provision for income taxes	(3.7)	2.7	12.4	1.8	0.2	4.0	14.3	(6.7)	4.0	9.1	12.5
Net income (loss) from continuing operations	(5.6)	4.1	19.5	8.2	0.2	7.4	27.2	(14.3)	7.9	18.2	25.9

Income (loss) from discontinued operations, net	0.3	0.8	(2.1)	(4.4)	(1.7)	(1.2)	(1.0)	2.4	(1.4)	(0.7)	(16.8)
Net income (loss)	$(5.3)	$4.9	$17.4	$3.8	$(1.5)	$6.2	$26.2	$(12.0)	$6.4	$17.5	$9.1

Basic Earnings per Share
Income (loss) from continuing operations	$(0.15)	$0.06	$0.33	$0.13	$(0.02)	$0.11	$0.48	$(0.23)	$0.11	$0.26	$0.35
Income (loss) from discontinued operations	0.01	0.01	(0.04)	(0.08)	(0.03)	(0.02)	(0.02)	0.04	(0.02)	(0.01)	(0.23)
Total	$(0.15)	$0.08	$0.30	$0.05	$(0.05)	$0.09	$0.46	$(0.19)	$0.09	$0.25	$0.12

Diluted earnings per share
Income (loss) from continuing operations	$(0.15)	$0.06	$0.33	$0.13	$(0.02)	$0.11	$0.45	$(0.23)	$0.10	$0.24	$0.34
Income (loss) from discontinued operations	0.01	0.01	(0.04)	(0.08)	(0.03)	(0.02)	(0.02)	0.04	(0.02)	(0.01)	(0.22)
Total	$(0.15)	$0.08	$0.30	$0.05	$(0.05)	$0.09	$0.43	$(0.19)	$0.09	$0.23	$0.12

Share Count:
Basic	42.4	52.2	55.8	56.3	56.6	56.5	56.9	62.4	70.4	70.9	73.5
Diluted	42.5	52.3	55.9	56.4	58.1	58.6	60.2	66.4	75.2	75.6	76.8

SIRVA, Inc.

Continuing Operations

Segmented Quarterly Income Statement - GAAP

$ in millions

unaudited

	2002				2003				2004
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Relo Solutions NA
Operating Revenues	226.5	328.6	438.8	309.3	257.4	352.1	461.7	305.3	270.1	399.7	513.5
Net Revenues	38.5	72.8	99.3	70.7	68.7	96.0	116.6	83.4	83.6	121.8	140.8
Gross Margin	23.3	40.4	56.9	39.8	32.9	45.8	63.0	42.4	37.3	55.9	74.0
Income From Operations	(4.3)	12.8	26.5	8.9	2.2	14.0	30.4	13.7	4.3	19.9	42.7

Relo Solutions Europe/AsiaPac
Operating Revenues	79.2	77.4	104.8	92.0	85.5	88.9	127.7	106.9	113.4	113.3	142.8
Net Revenues	60.0	61.7	77.3	69.2	64.9	72.8	92.3	84.1	85.5	90.6	101.5
Gross Margin	27.7	29.2	40.7	34.8	30.9	34.8	46.5	40.6	40.1	45.5	50.2
Income From Operations	2.4	2.7	13.0	7.4	3.8	3.6	17.7	5.7	5.2	3.6	9.5

Network Services
Operating Revenues	22.4	31.7	35.8	35.2	35.5	39.1	43.3	45.3	46.5	56.7	54.4
Net Revenues	22.4	31.7	35.8	35.2	35.5	39.1	43.3	45.3	46.5	56.7	54.4
Gross Margin	6.8	10.3	12.6	11.6	12.0	12.7	13.5	14.3	14.9	16.5	2.4
Income From Operations	6.0	4.9	6.9	8.6	8.0	9.6	8.3	10.5	9.5	11.8	(5.5)

Corporate
Operating Revenues	0.0	0.0	0.0	0.0	(0.0)	0.0	(0.0)	(0.0)	0.0	0.0	0.0
Net Revenues	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gross Margin	(0.0)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.2)	(0.3)
Income From Operations	(0.8)	(0.2)	0.0	(0.3)	(0.3)	(2.4)	(1.1)	(38.4)	(1.0)	(2.6)	(2.4)

Total SIRVA
Operating Revenues	328.0	437.7	579.3	436.5	378.4	480.1	632.7	457.6	430.0	569.7	710.7
Net Revenues	120.9	166.2	212.4	175.1	169.1	207.8	252.3	212.8	215.7	269.2	296.8
Gross Margin	57.8	79.8	110.1	86.2	75.8	93.2	122.9	97.2	92.0	117.6	126.3
Income From Operations	3.4	20.2	46.4	24.5	13.7	24.8	55.2	(8.6)	18.0	32.7	44.3

SIRVA, INC.

QUARTERLY OPERATING METRICS

Q100 - Q304

$-millions	Q101	Q201	Q301	Q401	Q102	Q202	Q302	Q402	Q103	Q203	Q303	Q403	Q104	Q204	Q304

Relocation Solutions North America
Moving Services
Operating Revenue	253.5	336.7	413.5	251.0	202.5	284.6	384.1	253.5	205.3	288.2	395.7	248.1	206.8	317.7	432.0
Net Revenue	38.9	56.5	67.6	39.0	32.2	48.4	64.0	38.9	33.2	48.5	65.6	41.4	34.0	53.9	73.5
Revenue per shipment	4,498	4,373	4,867	4,718	4,459	4,097	4,805	4,812	4,594	4,355	5,139	4,777	4,551	4,609	5,477
Shipments	56,360	76,998	84,972	53,197	45,424	69,463	79,929	52,672	44,677	66,168	76,994	51,932	45,445	68,934	78,879
Specialized Transportation
Operating Revenue	24.8	27.2	25.9	23.0	22.9	25.3	25.7	29.2	21.7	21.3	20.1	19.6	17.4	18.4	19.4
Net Revenue	5.0	6.0	5.6	4.9	5.2	5.7	6.3	5.2	5.0	4.8	5.1	4.3	3.8	4.4	5.2
Relocation Services
Operating Revenue	0.4	0.6	0.6	0.5	1.1	18.8	29.0	26.6	30.5	42.6	45.9	37.6	45.9	63.6	62.0
Net Revenue	0.4	0.6	0.6	0.5	1.1	18.8	29.0	26.6	30.5	42.6	45.9	37.6	45.9	63.6	62.0
Intitiations					1,658	1,780	1,697	1,580	2,080	2,187	2,033	1,900	2,641	3,250	2,432

Relocation Solutions Europe and Asia Pacific
Europe
Operating Revenue	53.9	56.0	68.8	57.5	50.9	53.4	77.1	66.7	53.6	60.1	94.3	74.4	75.1	81.9	104.7
Net Revenue	43.2	44.4	52.7	46.6	41.7	44.4	58.8	50.8	43.6	52.2	70.0	60.0	59.3	67.7	76.5
Asia
Operating Revenue	24.5	20.2	25.5	23.9	28.3	23.9	27.7	25.3	31.9	28.8	33.4	32.6	38.3	31.4	38.1
Net Revenue	16.5	14.3	16.6	17.3	18.3	17.3	18.5	18.3	21.3	20.6	22.3	24.1	26.2	22.9	25.0

Network Services
Net-In-Force Premium	48.9	50.9	52.2	56.8	55.9	89.0	98.8	101.4	109.7	124.1	129.3	133.8	144.2	155.6	178.5
Portfolio Value	56.0	58.8	62.7	65.7	59.0	59.0	61.6	69.9	75.5	79.9	95.0	96.0	100.9	108.2	115.3